Exhibit 99.1

Accelerize Inc. Reports Record Full-Year 2015 Revenue OF $21.4 Million

2015 revenue increases 30% year-over-year as Company achieves profitability on an adjusted EBITDA basis in Q4

Newport Beach, CA – March 15, 2016 – Accelerize Inc. (OTCQB: ACLZ) (OTCBB: ACLZ), a leader in marketing technology solutions, today announced financial results for its fiscal year ended December 31, 2015.

Accelerize owns and operates CAKE, a marketing technology provider of solutions that track and analyze the performance of digital marketing spend, in real-time. CAKE’s powerful software-as-a-service (SaaS) enterprise platform is an industry standard for affiliate networks, advertisers, publishers and agencies to measurably improve and optimize campaign performance and return on investment.

Company Highlights for 2015

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Company achieves Profitability in Q4 on an Adjusted EBITDA Basis: The Company achieved positive adjusted EBITDA in Q4 as a direct result of strategic initiatives implemented in Q3 to realign the company's cost structure and streamline operations while focusing on sales growth and global expansion. Adjusted EBITDA is a non-GAAP measure management believes provides important insight into the Company's operating results (see reconciliation of non-GAAP measures below).

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Customer Growth and Revenue Expansion: Q4 revenue reached $5.46 million increasing by 13% year over year with record monthly recurring license revenues. During Q4, the average number of customers increased by 20% and revenue per customer increased by 8.5% year-over-year as CAKE continues to gain traction as an enterprise solution.

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Continued International Expansion: The Company achieved significant global diversification with 29% of overall revenue derived outside the U.S. for fiscal year 2015, up from 25% for fiscal year 2014. CAKE achieved a 52% year over year increase in the number of customers it services outside the United States and now serves customers in more than 30 countries worldwide. During 2015 Cake added more than 60 new clients from the EMEA, APAC and LATAM regions to its growing international customer base.

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Product Innovation: In mid 2015 the Company launched CAKE Connect, a new worldwide digital marketing ecosystem that includes Facebook, Neo@Ogilvy, Marketo, Google, Forensiq, Bing and more. CAKE Connect enables customers as well as the Company’s extensive network of industry-leading agency, technology, media and network partners, to easily collaborate and generate additional revenues. The Company also continues to invest in product development to expand market opportunities. New machine learning and multi-touch attribution capabilities are being introduced to expand Cake's existing rules-driven attribution in order to programmatically allow marketers to analyze complex customer journeys. This will further enhance a marketer's ability to make planning and marketing course correction decisions to drive better return on investment for advertising spend.

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Named as a “Vendor to Watch” by Gartner, Inc. for the second year in a row: Gartner, Inc. once again named CAKE by Accelerize a “Vendor to Watch” in its annual “Magic Quadrant Digital Marketing Hubs” report. Identifying significant trends influencing the market, the research is intended for chief marketing officers (CMOs), chief marketing technologists and other digital marketing leaders involved in the selection of core systems to support digital marketing business requirements. According to Gartner, “CAKE is best-known as a performance marketing automation platform with a strength in analytics and a focus on affiliate marketing optimization. It has hub-like real-time multi-channel data management and onboarding capabilities.”

“2015 was another year of record revenue for Accelerize, but more importantly, it was a pivotal year of change that I believe will set the stage for a progressive profitable expansion in the coming years. By remaining focused on our vision of delivering a cutting edge digital marketing solution while streamlining our operations, we have transformed Accelerize into a business that not only delivers strong revenue growth through innovation, but one that also can deliver a strong bottom line performance, ” said Brian Ross, Chairman and CEO of Accelerize. “Through the strategic initiatives we implemented in Q3 2015, we have already made tremendous strides forward, achieving a reacceleration of revenue growth and positive adjusted EBITDA ahead of the plan we outlined in November. We continue to build our customer base through expansion and extremely high retention rates giving us a solid and growing recurring revenue stream to fuel future performance. With our streamlining now complete, we enter 2016 more confident than ever that we can achieve continued revenue growth and further improvement in profitability in the quarters and years to come.”

Financial Highlights for FY 2015

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Revenues: Total revenues for fiscal 2015 rose to a record $21.4 million, a 30% increase from revenues of $16.5 million recorded in fiscal 2014. The revenue increase was driven organically by a 20% increase in the average number of customers on the CAKE SaaS platform and an 8.5% increase in average revenue per customer. The Company expects future revenues to be driven by ongoing organic growth, international expansion, product innovation, as well as increased sales and marketing efforts.

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Operating Income (Loss): Operating loss in fiscal 2015 was $(6.1 million), compared to an operating loss of $(3.3 million) in fiscal 2014. The increased operating loss in fiscal 2015 was attributable to significant expenditures on sales, marketing, product development and G&A during the first eight months of the year. The Company began several strategic streamlining initiatives beginning in Q3 to selectively reduce costs and enhance profitability, while simultaneously maintaining solid growth. This resulted in the Company's Q4 2015 operating loss narrowing to ($667,000) from ($2.1 million) in the previous quarter and ($893,000) in Q4 2014.

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Net Income (Loss): Net loss for fiscal 2015 was $(6.2 million), compared to net loss of $(3.3 million) during the prior year period. Earnings per share was $(0.10) in 2015 compared to $(0.05) in 2014. The net loss in 2015 was attributable to an increase in sales, marketing, product development and G&A expenses as described above.

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Cash Flow: Net Cash used in operations in fiscal 2015 was $(2.1 million) compared to net cash used in operations of $(2.6 million) during the prior year period. The decrease in cash used in operations (in comparison to Net Income) is largely attributable to a large non-cash add-back for stock-based compensation and favorable changes in working capital. Net cash at December 31, 2015 was $0.9 million compared to $1.1 million at December 31, 2014.

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Revenue Model: The Company’s revenue model is based on a monthly license fee, a usage fee (based on volume of online events), and a training and implementation fee. Customers purchase annual subscriptions with an additional usage fee.

Subsequent Events

On March 11, 2016 the Company received a $625,000 subordinated loan from Agility Capital to increase its financial flexibility. The Company also reached an agreement with Square 1 Bank to extend its current credit facility due to expire on March 17, 2016 until May 31, 2016. The Company is currently in negotiations with several parties to secure a longer-term credit facility of sufficient size to fuel its future growth plans. While no agreement has been reached at this time, the Company expects to have a new facility in place in the first half of 2016.

About Accelerize

Accelerize Inc. (OTCQB: ACLZ) (OTCBB: ACLZ) offers marketing technology solutions that revolutionize the way advertisers leverage their digital advertising data. For more information, visit www.accelerize.com.

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Use of Forward-looking Statements

This press release may contain forward-looking statements from Accelerize Inc. within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and federal securities laws. For example, when Accelerize says that it believes it can achieve continued revenue growth and further improvement in profitability, says that it expects future revenues to be driven by ongoing organic growth, international expansion, product innovation, and increased sales and marketing efforts, says that it expects to secure a longer term credit facility in this first half of 2016,, and when it uses other statements containing the words "believes," "anticipates," "plans," "expects," "will" and similar expressions, Accelerize is using forward-looking statements. These forward-looking statements are based on the current expectations of the management of Accelerize only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in technology and market requirements; our technology may not be validated as we progress further; we may be unable to retain or attract key employees whose knowledge is essential to the development of our products and services; unforeseen market and technological difficulties may develop with our products and services; inability to timely develop and introduce new technologies, products and applications; loss of market share and pressure on pricing resulting from competition, which could cause the actual results or performance of Accelerize to differ materially from those contemplated in such forward-looking statements. Except as otherwise required by law, Accelerize undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risk and uncertainties affecting Accelerize, reference is made to Accelerize's reports filed from time to time with the Securities and Exchange Commission.

USE OF NON-GAAP FINANCIAL INFORMATION

Accelerize provides financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand Accelerize’s financial performance the Company has supplemented its financial results that it provides in accordance with GAAP with certain non-GAAP financial measures. The method Accelerize uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.  Specifically, management is excluding the following items from its non-GAAP Adjusted EBITDA calculation:

Stock-Based Compensation and Warrant Expenses: The company’s compensation strategy includes the use of stock-based compensation and warrants to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation and warrant expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Media Contact

Jill Hara

PR@getCAKE.com

(949) 548-2253 x 257

Investor Contact

Ascendant Partners, LLC

Fred Sommer

fred@ascendantpartnersllc.com

(732) 410-9810

	Three-month periods		Twelve-month periods
	ended December 31,		ended December 31,
	2015	2014	2015	2014

Revenues:	5,442,838	4,809,099	21,396,952	16,460,030
Cost of revenue	1,788,172	1,129,658	6,494,339	4,111,761
Gross Profit	3,654,666	3,679,441	14,902,613	12,348,269

Operating expenses:
Research and development	1,036,326	668,272	4,629,419	2,485,493
Sales and marketing	1,487,374	1,975,381	7,360,397	6,864,194
General and administrative	1,798,544	1,928,477	8,998,512	6,220,114
Total operating expenses	4,322,244	4,572,130	20,988,328	15,569,801

Operating loss	(667,578)	(892,689)	(6,085,715)	(3,221,532)

Other income (expense):
Interest income	24,721	7,412	88,561	18,185
Interest expense	(84,750)	(38,664)	(266,884)	(49,908)
Total other expenses	(60,029)	(31,252)	(178,323)	(31,723)

Net loss	$(727,607)	$(923,941)	$(6,264,038)	$(3,253,255)

EBITDA Calculation
Interest_US	83,593	36,997	263,077	47,479
Depreciation_US	73,374	97,926	267,844	218,062
Depreciation_UK	12,102	-	47,696	-
Amortizaton_US	191,216	286,024	1,026,777	1,057,923
EBITDA:	(367,321)	(502,993)	(4,658,644)	(1,929,791)
Stock-based comp exp	152,275	141,934	932,026	603,197
Warrant Exp	284,093	-	1,136,371	-
Adjusted EBITDA	69,047	(361,060)	(2,590,247)	(1,326,593)